News Release

EXHIBIT 99.2
SM ENERGY ANNOUNCES PARTICIPATION
IN UPCOMING INVESTOR CONFERENCES

DENVER, CO June 3, 2019 - SM Energy Company (the “Company”) (NYSE: SM) will be participating in the following upcoming investor events. The Company will post an updated investor presentation on the dates and times referenced below on the Company's website at ir.sm-energy.com:

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June 4, 2019 - 2019 RBC Capital Markets Global Energy and Power Conference. Chief Financial Officer Wade Pursell will present at 11:00 a.m. Eastern time and will also meet with investors in 1x1 settings. This event will not be webcast. An investor presentation for this event will be posted to the Company's website before market open on June 4, 2019.

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June 5, 2019 - Bank of America Merrill Lynch 2019 Energy Credit Conference. Chief Financial Officer Wade Pursell will present at 11:30 a.m. Eastern time and will also meet with investors in 1x1 settings. The presentation will be webcast, accessible from the Company’s website, and available for replay for a limited period.

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June 10, 2019 - Stifel 2019 Cross Sector Insight Conference. President and Chief Executive Officer Jay Ottoson will present at 9:10 a.m. Eastern time and will also meet with investors in 1x1 settings. The presentation will be webcast, accessible from the Company’s website, and available for replay for a limited period.

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June 19, 2019 - J.P. Morgan 2019 Energy Conference. President and Chief Executive Officer Jay Ottoson will present at 11:30 a.m. Eastern time and will also meet with investors in 1x1 settings. The presentation will be webcast, accessible from the Company’s website, and available for replay for a limited period. An investor presentation for this event will be posted to the Company's website before market open on June 18, 2019.

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.

SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507